Exhibit 99.1

ERBA DIAGNOSTICS, INC. ANNOUNCES DELAY

IN FILING ANNUAL REPORT ON FORM 10-K

MIAMI, FL, April 17, 2013 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, announced today that it is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission (the “SEC”).

As previously disclosed in the Notification of Late Filing on Form 12b-25, which ERBA Diagnostics filed with the SEC on April 2, 2013, ERBA Diagnostics delayed filing its Annual Report on Form 10-K because of unforeseen delays in connection with completing and filing its consolidated financial statements and the accompanying footnotes, which include ERBA Diagnostics’ recently acquired subsidiaries – Drew Scientific, Inc., JAS Diagnostics, Inc. and Drew Scientific Limited Co. Until these matters can be resolved, ERBA Diagnostics will not be in a position to file its Annual Report on Form 10-K with the SEC.

Pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, ERBA Diagnostics received an extension until April 16, 2013 to file its 2012 Annual Report on Form 10-K, which extension has now expired. ERBA Diagnostics is working diligently to complete and file its Annual Report on Form 10-K with the SEC, which ERBA Diagnostics expects to do on or prior to May 15, 2013.

ERBA Diagnostics anticipates reporting the following financial information in its Annual Report on Form 10-K:

•	Revenues of approximately $19,500,000 for the year ended December 31, 2012 compared to revenues of $16,759,773 for the year ended December 31, 2011;
•	Net loss of approximately $1,100,000 for the year ended December 31, 2012 compared to net loss of $3,297,343 for the year ended December 31, 2011;
•	Total assets of approximately $24,600,000 for the year ended December 31, 2012 compared to total assets of $17,206,884 for the year ended December 31, 2011.
•	Total liabilities of approximately $8,100,000 for the year ended December 31, 2012 compared to total liabilities of $6,479,612 for the year ended December 31, 2011; and
•	Total shareholders’ equity of approximately $16,500,000 for the year ended December 31, 2012 compared to total shareholders’ equity of $10,727,272 for the year ended December 31, 2011.

The financial information above includes the accounts of ERBA Diagnostics and its legacy wholly-owned subsidiaries – Diamedix Corporation, ImmunoVision, Inc. and Delta Biologicals, S.r.l. – and, after the acquisition date of October 3, 2012, its recently acquired wholly-owned subsidiaries – Drew Scientific, Inc., JAS Diagnostics, Inc. and Drew Scientific Limited Co. The financial information above is based upon the data currently available to ERBA Diagnostics and the current assumptions and expectations of ERBA Diagnostics, many of which are based upon matters beyond the control of ERBA Diagnostics.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its legacy subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.) – and through its recently acquired subsidiaries – Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.) and Drew Scientific Limited Co. (Europe).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, including, without limitation, the risks and uncertainties that: ERBA Diagnostics’ actual financial information as of and for the year ended December 31, 2012 may differ materially from the anticipated financial information set forth above; ERBA Diagnostics’ independent registered public accounting firm has not audited or reviewed the financial information set forth above; ERBA Diagnostics’ financial results may take longer to prepare than anticipated; ERBA Diagnostics may not be able to file its Annual Report on Form 10-K for the year ended December 31, 2012 on or prior to the timeframe set forth above; ERBA Diagnostics’ common stock may be delisted by the NYSE MKT; ERBA Diagnostics’ integration of its recently acquired subsidiaries - Drew Scientific, Inc., JAS Diagnostics, Inc. and Drew Scientific Limited Co. – into ERBA Diagnostics may take longer than anticipated; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each filed with the SEC, for further discussion of certain risks and uncertainties that could materially and adversely affect our business, operating results or financial condition. Many of these factors are beyond our control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Company Contact:

Kevin Clark,

CEO, COO and President

Telephone: 305-324-2300